SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




Date of Report (Date of earliest event reported):  February 8, 2002
                                                  ----------------------------


                        The Stanley Works
--------------------------------------------------------------------------------
         (Exact name of registrant as specified in charter)


  Connecticut                       1-5224                     06-0548860
------------------               ------------               ------------------
(State or other                  (Commission                (IRS Employer
jurisdiction of                  File Number)               Identification No.)
incorporation)



1000 Stanley Drive, New Britain, Connecticut            06053
--------------------------------------------------------------------------------
(Address of principal executive offices)              (Zip Code)



Registrant's telephone number, including area code: (860) 225-5111
                                                   --------------------



                         Not Applicable
--------------------------------------------------------------------------------
   (Former name or former address, if changed since last report)






                       Exhibit Index is located on Page 4
                                Page 1 of 8 Pages

Item 7.       Financial Statements and Exhibits.
              ----------------------------------

              (c) 20(i)  Press Release dated February 8, 2002.

              (c) 20(ii) Cautionary Statements relating to forward looking statements included in Exhibit 20(i) and made today in a conference call with industry analysts, shareowners and other participants.



Item 9.       Regulation FD Disclosure.
              -------------------------

              In a press released attached to this 8-K, the company provided earnings guidance for the first quarter and full year 2002 and commentary regarding projected net sales. In a conference call held today with industry analysts, shareowners and other participants, the company reviewed the earnings guidance and commentary regarding projected net sales.















                               Page 2 of 8 Pages

                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                             THE STANLEY WORKS



Date: February 8, 2002       By:    Bruce H. Beatt
                             --------------------------------
                             Name:  Bruce H. Beatt
                             Title: Vice President, General
                                    Counsel and Secretary


























                                Page 3 of 8 Pages

                                  EXHIBIT INDEX

                           Current Report on Form 8-K
                             Dated February 8, 2002



                              Exhibit No.   Page
                              -----------   ----

                                20(i)        5

                                20(ii)       7

































                                Page 4 of 8 Pages

                                                              Exhibit 20(i)

FOR IMMEDIATE RELEASE

STANLEY RAISES ESTIMATES FOR FULL YEAR 2002 EARNINGS; ALSO EXPECTS FIRST QUARTER 2002 EARNINGS GROWTH

Provides Earnings Guidance At Annual Analysts Conference

New Britain, Connecticut, February 8, 2002: At its annual securities analysts' meeting today, The Stanley Works (NYSE: "SWK") indicated that it expects earnings per share for 2002 to increase by 18%-22% over $2.31 per fully-diluted share earned in 2001, exclusive of restructuring and other special charges and credits. This is above previous guidance of $2.70 per fully-diluted share (up 17%) and above the current First Call consensus of analyst expectations of $2.68 per share (up 16%). Net sales are expected to be up modestly from 2001 levels, likely flat in the first half and up 2%-4% in the second half of the year on the strength of share gains and with no improvement in current economic conditions. The anticipated earnings increase is principally the result of improved operations and also includes $.06 per share improvement from an accounting standards change related to goodwill amortization.

The company also provided guidance for the first quarter of 2002, indicating it expects fully-diluted earnings per share to increase by approximately 2% over $.54 per fully-diluted share earned in 2001. Net sales are expected to be approximately flat with first quarter 2001 levels. The anticipated earnings increase includes $.01 per share improvement from an accounting standards change related to goodwill amortization and $.02 of transaction costs for the proposed Bermuda reincorporation announced earlier today.

Finally, management indicated that anticipated benefits of its planned change in place of incorporation to Bermuda are not reflected in the full year 2002 earnings guidance described above.





                                Page 5 of 8 Pages

The Stanley Works, an S&P 500 company, is a worldwide supplier of tools and doors and related hardware products for professional, industrial and consumer use.

Contact:    Gerard J. Gould
            Vice President, Investor Relations
            (860) 827-3833 office; (860) 658-2718 home
            ggould@stanleyworks.com


This press release contains forward looking statements. Cautionary statements accompanying these forward-looking statements are set forth, along with this news release, in a Form 8-K to be filed with the Securities and Exchange Commission today.

The Stanley Works corporate press releases are available on the company's internet web site at http://www.stanleyworks.com.

























                                Page 6 of 8 Pages

                                                                  Exhibit 20(ii)

                              CAUTIONARY STATEMENTS

           Under the Private Securities Litigation Reform Act of 1995

Statements in the company's press release attached to this Current Report on Form 8-K regarding the company's ability to (i) achieve increased earnings per share for the full year 2002 by 18-22% over $2.31 per fully diluted share earned in 2001, exclusive of restructuring and other special charges and credits; (ii) achieve a fully diluted earnings per share increase for the first quarter 2002 by approximately 2% over $.54 per fully diluted share earned in 2001 and (iii) deliver net sales up modestly from 2001 levels, approximately flat in the first quarter and first half and up 2-4% in the second half of the year, are forward looking and inherently subject to risk and uncertainty.

The company's ability to achieve the earnings objectives identified in the preceding paragraph is dependent on both internal and external factors, including the success of the company's marketing and sales efforts, continuing improvements in productivity and cost reductions and continued reduction of selling, general and administrative expenses as a percentage of sales, the strength of the United States economy and the strength of foreign currencies, including, without limitation, the Euro.

The company's ability to achieve the expected level of revenues is dependent upon a number of factors, including (i) the ability to recruit and retain a sales force comprised of employees and manufacturers representatives, (ii) the success of the Wal-Mart program and of other initiatives to increase retail sell through and stimulate demand for the company's products, (iii) the ability of the sales force to adapt to changes made in the sales organization and achieve adequate customer coverage, (iv) the ability of the company to fulfill demand for its products, (v) the absence of increased pricing pressures from customers and competitors and the ability to defend market share in the face of price competition, and (vi) the acceptance of the company's new products in the marketplace as well as the ability to satisfy demand for these products.


                                Page 7 of 8 Pages

The company's ability to improve its productivity and to lower the cost structure is dependent on the success of various initiatives that are underway or are being developed to improve manufacturing and sales operations and to implement related control systems, which initiatives include certain facility closures and related workforce reductions expected to be completed in 2002. The success of these initiatives is dependent on the company's ability to increase the efficiency of its routine business processes, to develop and implement process control systems, to mitigate the effects of any material cost inflation, to develop and execute comprehensive plans for facility consolidations, the availability of vendors to perform outsourced functions, the successful recruitment and training of new employees, the resolution of any labor issues related to closing facilities, the need to respond to significant changes in product demand while any facility consolidation is in process and other unforeseen events.

The company's ability to continue to reduce selling, general and administrative expenses as a percentage of sales is dependent on various process improvement activities, the continued success of changes to the sales organization and the reduction of transaction costs.

The company's ability to achieve the objectives discussed above will also be affected by external factors. These external factors include pricing pressure and other changes within competitive markets, the continued consolidation of customers in consumer channels, increasing competition, changes in trade,
monetary  and  fiscal   policies   and  laws,   inflation,   currency   exchange
fluctuations, the impact of dollar/foreign currency exchange rates on the competitiveness of products, the impact of the events of September 11, 2001 and recessionary or expansive trends in the economies of the world in which the company operates.










                                Page 8 of 8 Pages